Exhibit 99.1

AA HOLDINGS, LLC

AND SUBSIDIARIES

Index to Consolidated Financial Statements

December 31, 2002 and 2001

Report of Independent Accountants

To the Board of Directors

AA Holdings, LLC and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated balance sheets of AA Holdings, LLC and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AA Holdings, LLC and Subsidiaries as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Miller, Ray & Houser, LLP

Atlanta, GA

April 4, 2003

AA HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2002 and 2001

	2002	2001
Assets
Current assets:
Cash and cash equivalents	$477,194	$570,600
Receivables	—	20,018
Prepaid expenses	114,823	75,682
Other receivables	316,228	217,929
Due from related party	18,188	1,000

Total current assets	926,433	885,229

Property and equipment:
Furniture, fixtures and improvements	1,399,441	1,088,466
Less accumulated depreciation	584,022	381,130

Property and equipment, net	815,419	707,336

Intangibles:
Intangibles	4,419,685	4,419,685
Less accumulated amortization	1,097,563	936,201

Intangibles, net	3,322,122	3,483,484

Other assets	48,841	29,109

Total assets	$5,112,815	$5,105,158

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$114,962	$206,184
Accrued expenses	1,379,518	941,176
Deposits received	—	20,000
Current portion of capital lease obligations	30,283	—
Note payable, related party	—	7,553,049
Accrued interest, related party	—	2,369,027

Total current liabilities	1,524,763	11,089,436

Long term liabilities:
Capital lease obligations	107,348	—
Long-term debt, related party	1,103,049	—
Accrued interest, related party	2,478,827	—

Total long term liabilities	3,689,224	—

Total liabilities	5,213,987	11,089,436

Members’ equity	(101,172)	(5,984,278)

Total liabilities and members’ equity	$5,112,815	$5,105,158

See accompanying notes and report of independent accountants.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Income

For the Years Ended December 31, 2002 and 2001

	2002	2001
Revenue:
Commissions	$9,317,215	$7,363,619
Fee income	4,146,610	2,112,439
Consulting fees, net	5,781	—

Total revenue	13,469,606	9,476,058

Direct costs of revenue	4,571,388	2,669,600
Gross profit	8,898,218	6,806,458
Operating expenses:
Selling	3,407,056	3,230,241
General and administrative	4,860,252	3,547,347
Depreciation and amortization	371,956	395,241

Total operating expenses	8,639,264	7,172,829

Income (loss) from operations	258,954	(366,371)
Other income (expense):
Other expense	(203,337)	—
Loss on disposal of fixed assets	(6,632)	—
Interest expense	(665,879)	(853,319)

Total other income (expense), net	(875,848)	(853,319)

Net loss	$(616,894)	$(1,219,690)

See accompanying notes and report of independent accountants.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity

For the Years Ended December 31, 2002 and 2001

Members’ Equity
Balance, December 31, 2000	$(4,710,588)
Net loss	(1,219,690)
Purchase of minority members’ interest	(54,000)

Balance, December 31, 2001	(5,984,278)
Conversion of debt to equity	6,500,000
Net loss	(616,894)

Balance, December 31, 2002	$(101,172)

See accompanying notes and report of independent accountants.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net loss	$(616,894)	$(1,219,690)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation and amortization	371,956	395,241
Loss on disposal of fixed assets	6,632	—
Changes in assets and liabilities:
Receivables	20,018	—
Prepaid expenses and other assets	(58,873)	(65,379)
Other receivables	(98,299)	(217,929)
Accounts payable	(91,222)	23,184
Accrued expenses	438,342	1,536,159
Deposits received	(20,000)	—

Net cash (used) provided by operating activities	(48,340)	451,586

Cash flows from investing activities:
Purchases of property and equipment	(325,309)	(265,094)
Purchases of intangible assets	—	(10,750)

Net cash used by investing activities	(325,309)	(275,844)

Cash flows from financing activities:
Proceeds from related party debt, net	159,800	275,600
Capital lease obligations	137,631	—
Advances to related party	(17,188)	(1,000)
Purchase of members’ interest	—	(54,000)

Net cash provided by financing activities	280,243	220,600

Net (decrease) increase in cash and cash equivalents	(93,406)	396,342
Cash and cash equivalents, beginning of period	570,600	174,258

Cash and cash equivalents, end of period	$477,194	$570,600

See note 7 for supplemental cash flow information.

See accompanying notes and report of independent accountants.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(1)	Summary of Significant Accounting Policies

This summary of significant accounting policies of AA Holdings, LLC and Subsidiaries (the “Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Company’s consolidated financial statements include the accounts of its wholly owned subsidiaries: AssetAmerica Insurance, LLC, Ameraset Assurance, LLC and Ameraset Consulting, LLC. All significant intercompany transactions have been eliminated.

Nature of Operations

AA Holdings, LLC and Subsidiaries is an insurance agency formed in 1998 that provides non-standard auto liability and property damage coverage in Georgia and Florida. The Company currently owns twenty-six retail insurance agencies, twenty-four of which are located in Florida and two of which are located in Georgia. These twenty-six companies have the authority to write personal automobile insurance policies for a number of insurance carriers. The Company also operates as a managing general agent (MGA). An MGA operates much like an insurance carrier (develops products, files rates, underwrites risks, markets the product and adjusts claims). However, the entity bears no direct risk of paying losses due to accidents and injuries. The MGA through its contractual relationship with the carrier is compensated by commissions for producing this book of business.

Income Recognition

Commission income is generally recognized on the effective date of the policies. Commissions on premiums billed and collected directly by insurance companies are recorded as revenue when received. Premium adjustments, including policy cancellations, are recorded as they occur. An estimated reserve is carried for income that will not be earned due to anticipated policy cancellations.

Start-Up Costs

Start-up costs are expensed when incurred.

Other Receivables

Other receivables include the net amount receivable from the carrier by the MGA. This amount is made up of the amounts payable to the carrier by the MGA for premiums etc., which is netted by the carrier’s cash accounts for which the MGA has restricted access.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, continued

Property and Equipment

Items capitalized as property and equipment are carried at historical cost. Depreciation is computed over the estimated useful lives of the assets using straight-line and accelerated methods. Depreciation expense was approximately $210,594 and $160,788 in 2002 and 2001, respectively.

Improvements, additions and major renewals which extend the life of an asset are capitalized. Repairs are expensed in the year incurred.

Amortization of Intangible Assets

Intangible assets consist of noncompetition agreements and goodwill. Intangible assets are stated at cost. Effective January 1, 2002, the Company adopted the Financial Accounting Standards Board (“FASB”)’s Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”. SFAS 142 requires that goodwill and certain intangibles with indefinite lives no longer be amortized, but instead tested for impairment at least annually. The noncompetition agreements are amortized on a straight-line basis varying from 2 ½ years to 5 years. Amortization for the years ended December 31, 2002 and 2001 was $161,362 and $234,453, respectively.

Cash Flows

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and cash equivalents.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Some material estimates that are particularly sensitive are:

Losses incurred on policies originated by agency – The Company has calculated a provision for losses due to cancellation of policies before complete settlement with the insured. This estimate is based on past Company history. Actual results could differ from these estimates.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, continued

Advertising Costs

Advertising costs are expensed as incurred.

Concentration of Risk

The Company operates in Tampa, Florida and Atlanta, Georgia and is dependent upon the economy in the area. Automobiles insured through the Company are principally in Florida and Georgia. Premium increases generally must be approved by state insurance commissioners.

Income taxes

The Company is not a tax-paying entity for federal or state income tax purposes, and consequently no income tax expense or benefit is recorded in these statements. Income, loss or tax credits are reported by the members in their individual tax returns.

(2)	Property and Equipment

A summary of property and equipment is as follows:

	2002	2001
Furniture and equipment	$233,052	$197,417
Computer equipment	666,723	462,396
Computer software	406,257	362,115
Telephone systems	16,793	10,879
Leasehold improvements	76,616	55,659

	1,399,441	1,088,466
Less accumulated depreciation	(584,022)	(381,130)

	$815,419	$707,336

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3)	Long-term Debt

The Company has various notes payable to a related party totaling to $3,581,876 at year end. These notes are unsecured with 8% interest to be paid quarterly. The principal is to be repaid in annual installments of 500,000 or 25% of free cash flow whichever is higher beginning December 2004. A portion of the debt amounting to $63,700 is to be paid in December 2004.

In 2003 the Company borrowed an additional $3,000,000 from the same related party. Repayment terms were same as the previous debt i.e. unsecured notes at 8% interest to be paid quarterly and principal is to be repaid in annual installments ranging from 100,000 to 500,000 or 25% of free cash flow whichever is higher beginning December 2004.

The annual maturities of principal payable on long-term debt are as follows:

Year Ending December 31,	Amount
2003	$—
2004	1,163,700
2005	1,100,000
2006	1,100,000
2007	1,000,000
Thereafter	2,218,176

$6,581,876

(4)	Related Party Transactions

In 2001, the Company borrowed money from Sercap Holdings, LLC, a related party through common ownership. The advances had an interest rate of 9% and were unsecured and payable on demand. The amounts borrowed or repaid were based on the Company’s needs.

The Company also pays management fees to Sercap Holdings for the salary reimbursement of certain officers of the Company. Amounts paid were $252,000 and $198,000 for the years ended December 31, 2002 and 2001, respectively.

The Company is related to another premium finance company through common ownership and management. Transactions with this related entity consist of expenses paid on their behalf.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(5)	Commitments and Contingencies

Operating Leases

The Company has entered into operating leases primarily for office space and certain equipment. These leases are classified as operating leases. The future minimum rental payments required under long-term non-cancelable leases are summarized as follows:

Year Ending December 31,	Amount
2003	$466,272
2004	507,041
2005	459,465
2006	332,704
2007	350,519
Thereafter	2,238,043

$4,354,044

Rent expense totaled $431,079 and $386,983 for 2002 and 2001, respectively. The Company has sub-leased part of its premises for the period April 28, 2003 to August 31, 2005 with rental income of $1,782 per month for the first year, $1,866 per month for the second year and $1,951 per month for the remaining period of the lease.

(6)	Obligation Under Capital Leases

The Company’s property under capital leases, which is included in property and equipment, is summarized as follows:

Property and equipment	$161,053
Less: Accumulated depreciation	14,325

$146,728

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(6)	Obligation Under Capital Leases, continued

Amortization of leased assets is included in depreciation expense.

Future minimum lease payments under capital leases at December 31, 2002 are as follows:

Year Ending December 31,	Amount
2003	$36,477
2004	36,477
2005	36,477
2006	36,477
2007	6,976

152,884
Less: Amount representing interest	15,253

Present value of future minimum lease payments	137,631
Less: Current maturities	30,283

$107,348

(7)	Supplemental Cash Flow Information

During the years ended December 31, 2002 and 2001, cash paid for interest was $550,000 and $-0-, respectively.

(8)	Subsequent Event

Effective April 1, 2003, the Company had a reverse merger with Brainworks Ventures, Inc. The new company is now called AssuranceAmerica Corporation. The shareholders of Brainworks Ventures, Inc. will have 5% ownership of the new entity.

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(9)	Defined Contribution Plan

The Company’s employees participate in the AssetAmerica Insurance 401(k) defined contribution retirement plan (an affiliated company). Under the plan, the Company can elect to make discretionary contributions. The Company did not make contributions in 2002 and 2001. The eligibility requirements are twenty-one years of age, six months of service and full time employment.

The Company’s expense related to the plan totaled $3,277 and $2,799 for 2002 and 2001, respectively.

(10)	Conversion of Debt to Equity

Effective September 1, 2002, debt of 6.5 million payable to Sercap Holdings was converted to equity. The balance of the debt outstanding and the accrued interest was converted to Notes Payable with an interest rate of 8%.

(11)	Changes in Accounting for Goodwill and other Intangible Assets

Intangible assets include the following:

	2002	2001
Goodwill	$3,809,685	$3,809,685
Non-compete agreement	610,000	610,000

	4,419,685	4,419,685
Less: accumulated amortization	(1,097,563)	(936,201)

	$3,322,122	$3,483,484

The estimated aggregate amortization expense for each of the five succeeding fiscal years is as follows:

Year Ending December 31,
2003	$—
2004	—
2005	—
2006	—
2007	—

AA HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(11)	Changes in Accounting for Goodwill and other Intangible Assets, continued

Carrying amounts of intangibles not subject to amortization is as follows:

Goodwill	$3,322,122

Had the non-amortization provision of SFAS 142 been adopted January 1, 2001, net income for the years ended December 31, 2002 and 2001 would have been adjusted as follows:

	2002	2001
Reported net loss for the period	$(581,144)	$(1,219,690)
Add back: Amortization on Goodwill	—	122,453

Adjusted net loss for the period	$(581,144)	$(1,097,237)

(12)	Concentration of Credit Risk

The Company does business with multiple underwriters. The revenue from three of these underwriters comprised approximately 55% of revenue in 2002. For 2001, revenues from four of the underwriters comprised approximately 80% of total revenue.

The Company maintains cash deposited in financial institutions which are insured by the FDIC up to $100,000. Amounts in excess of insured limits were approximately $543,121 and $690,000, at December 31, 2002 and 2001, respectively.

For the financial years ended December 31, 2002 and 2001, the MGA did its business with only one insurance carrier. The agreement with this carrier has been terminated with effect from January 1, 2003.

(13)	Reclassifications

Certain reclassifications have been made to the 2001 financial statements to conform to the 2002 presentation.